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                                                                 Exhibit 99.23.i

THOMPSON ATLANTA BRUSSELS CINCINNATI CLEVELAND COLUMBUS DAYTON NEW YORK WASHINGTON, D.C.
     HINE

March 2, 2005

Johnson Mutual Funds Trust
3777 West Fork Road
Cincinnati, Ohio  45247

         RE: JOHNSON MUTUAL FUNDS TRUST, FILE NOS. 33-52970 AND 811-7254

Gentlemen:

     A legal opinion (the "Legal Opinion") that we prepared was filed with Post-Effective Amendment No. 17 to Johnson Mutual Funds Trust's Trust Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 19 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.


                                                     Very truly yours,

                                                     /s/

                                                     THOMPSON HINE LLP